FOR IMMEDIATE RELEASE

Investor Contacts:
Ron Scarboro	Tripp Sullivan
Chief Financial Officer	Corporate Communications, Inc
ron.scarboro@mmodal.com	tripp.sullivan@cci-ir.com
(615) 798-4350	(615) 324-7335

M*Modal Reports First Quarter Results

First Quarter Highlights

•	Posts record revenues of $117.4 million

•	Generated Adjusted EBITDA of $26.6 million reflecting planned investments in expanded go-to-market and product commercialization initiatives

•	Delivers Adjusted Net Income of $16.7 million or $0.30 per fully diluted share versus $16.0 million, or $0.30 per fully diluted share, in the prior year

•	Affirms and updates 2012 performance goals

The highlights above, as well as the discussion below, contain certain non-GAAP financial measures that, together with applicable GAAP financial measures, we utilize to evaluate the results of our performance. Refer to the section of this release entitled “Non-GAAP Financial Measures” for further discussion, as well as the tables attached to this release that reconcile these non-GAAP financial measures to applicable GAAP financial measures.

FRANKLIN, Tenn. (May 8, 2012) MModal Inc. (NASDAQ/GS: MODL), a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, announced its financial results for the three months ended March 31, 2012.

“We demonstrated the benefit of having our new leadership team assembled and management system in place this quarter with revenue growth and continued execution on leveraging an enhanced value proposition across our customer base,” noted Vern Davenport, Chairman and Chief Executive Officer of M*Modal. “The significant win we announced this quarter with Duke University Health System highlights the value of consolidating documentation services across multiple clinical environments and the ability to enable physician adoption of EHRs with our M*Modal Fluency Direct™ solution.”

Operating Results

Net revenues increased 5.5% to $117.4 million for the first quarter of 2012 compared with $111.2 million for the first quarter of 2011.

Adjusted EBITDA for the first quarter of 2012 was $26.6 million, or 22.6% of net revenues, compared with $26.7 million, or 24.0% of net revenues, for the first quarter of 2011. Adjusted EBITDA includes $0.9 million of realized losses from foreign currency hedge transactions for the three months ended March 31, 2012.

Net loss attributable to MModal Inc. for the first quarter of 2012 was $(2.9 million), or $(0.05) per fully diluted share, compared with net income attributable to MModal Inc. of $2.3 million, or $0.05 per fully diluted share, for the first quarter of 2011.

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MODL Announces First Quarter Results

May 8, 2012

Adjusted net income for the first quarter of 2012 was $16.7 million, or $0.30 per fully diluted share, compared with $16.0 million, or $0.30 per fully diluted share, in the first quarter of 2011.

Acquisition and integration-related (“A&I”) costs and restructuring charges for the three months ended March 31, 2012, were $11.1 million and consisted primarily of accelerated amortization charges of $3.6 million related to the Nuance prepaid licensing fees, $2.8 million in severance costs (includes $1.5 million accelerated vesting of shares in share-based compensation), $2.3 million in legal and accounting fees, $0.7 million in rebranding costs, $0.6 million in A&I consulting fees and other miscellaneous A&I costs and restructuring charges.

Commenting on the financial results, Ron Scarboro, Chief Financial Officer of M*Modal, stated, “I’m pleased with the positive momentum we’ve established over the last three quarters. We’ve demonstrated both volume and revenue growth in our M*Modal Fluency for Transcription clinical documentation business and in our M*Modal Fluency™ and M*Modal Catalyst™ product families, with early key wins yielding record revenues in the quarter while maintaining our significant gross margins. We are on track with our commercialization and go-to-market initiatives and plan for continued growth from these initiatives in the second half of the year. Additionally, we remained focused on the core business, building offshore volumes and integrating automated speech recognition into our core platforms.”

Liquidity and Capital Structure

As of March 31, 2012, the Company had $37.3 million in cash and cash equivalents and $297.6 million in debt. Free cash flow for the first quarter of 2012 was $17.1 million compared with $13.2 million in the prior-year period. For the first quarter of 2012, capital expenditures were $4.3 million compared with $6.7 million in the prior-year period.

Accounts receivable were $78.6 million as of March 31, 2012, compared with $78.0 million as of March 31, 2011. Days Sales Outstanding were 61 days at the end of the first quarter 2012 compared with 64 days in the prior-year period.

First Quarter Operating Metrics	Q12012	Q42011	Q32011	Q22011	Q12011
Total billed equivalent line counts:	1.224B lines [1]	1.156B lines [1]	1.020M lines [1]	863M lines	875M lines

Transcription volumes processed offshore:	48%	46%	45%	42%	41%

Transcription volumes edited post speech recognition:	75%	75%	76%	74%	72%

[1]

Includes approximately 317 million, 270 million and 150 million total billed equivalent line counts associated with the acquisition of MultiModal Technologies, Inc., for the first quarter of 2012 and the fourth and third quarters of 2011, respectively.

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MODL Announces First Quarter Results

May 8, 2012

Performance Goals for 2012

The Company affirmed and updated its previously issued performance goals and expectations for fiscal 2012 as follows:

Net revenues:
For the first half ending June 30, 2012	$230 million to $240 million
For the full year ending December 31, 2012	$490 million to $505 million
Adjusted EBITDA:	$123 million to $130 million
Adjusted Net Income:	$1.25 to $1.36 per fully diluted share

These fiscal 2012 estimates are based on the following updated full year assumptions:

Acquisition and Restructuring charges:	$23 million to $27 million
Weighted average shares outstanding:	56.5 million for the full year
Effective cash income tax rate:	6% to 8%
Capital expenditures:	$22 million to $26 million

“We are off to a strong start in 2012 and well underway with our most important objectives of significantly expanding the direct sales force for technology solutions and transcription outsource services, building out an indirect sales channel with an ecosystem of partners and commercializing our technologies,” Mr. Davenport added. “The promise of our technology is to solve some of the most pressing problems of our industry, and this is being validated by our successes in the marketplace. We will continue to focus on the execution required to translate this ‘promise’ into meaningful financial and operating momentum in the second half of the year.”

Investor Conference Call and Web Simulcast

M*Modal will host a conference call on May 9, 2012, at 9:00 a.m. CT (10:00 a.m. ET) to discuss its results of operations for the first quarter of 2012. The number to call for the interactive teleconference is (212) 271-4651. A replay of the conference call will be available through Thursday, May 16, 2012, by dialing (402) 977-9140 and entering the confirmation number 21588523.

A live broadcast of M*Modal quarterly conference call will be available online at the Company’s website, www.mmodal.com, under the Investors section and Events & Presentations on May 9, 2012, beginning at 9:00 a.m. CT (10:00 a.m. ET). The online replay will follow shortly after the call and continue for one year.

About M*Modal

M*Modal (NASDAQ/GS: MODL) is a leading provider of clinical narrative capture services, Speech Understanding™ technology and clinical documentation workflow. M*Modal’s enterprise solutions – including mobile voice capture devices, speech recognition, Natural Language Understanding, Web-based workflow platforms and global network of medical editors – help healthcare facilities facilitate adoption of electronic health records (EHR), transition to ICD-10, improve patient care, increase physician satisfaction and lower operational costs. For more information, please visit www.mmodal.com, Twitter, Facebook and YouTube.

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MODL Announces First Quarter Results

May 8, 2012

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2012 second quarter and full year performance goals, our business strategy and proposed investments, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, M*Modal has provided certain non-GAAP financial measures to help evaluate the results of our performance. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results. The tables attached to this press release include a reconciliation of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We also present certain non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Net Income, on a forward-looking basis as part of our performance goals for fiscal 2012 and a reconciliation of these forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures. These measures are subject to change because management cannot predict, with sufficient reliability, potential changes in tax valuation allowances, potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income (loss) attributable to MModal Inc., as applicable, plus net income attributable to noncontrolling interests, income taxes, net interest expense, depreciation and amortization, cost (benefit) of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, share based compensation and other non-cash awards, and realized gain on settlement of foreign currency hedges, excluding other (income) expense. The realized (loss) gain on settlement of foreign currency hedges is a component of other (income) expense, as reported in the Consolidated Statements of Operations. Share-based compensation and other non-cash awards represents only the portion of such expense that is a component of selling, general and administrative expense, as reported in the Consolidated Statements of Operations, as it excludes such expense attributable to the Company’s restructuring actions.

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MODL Announces First Quarter Results

May 8, 2012

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period by excluding the following:

•

potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);

•	the impact of non-cash charges; and

•	the impact of acquisition and integration related charges and restructuring charges.

Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Free Cash Flow

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less consolidated interest expense (net of non-cash interest), less capital expenditures (including capitalized software development costs), and less tax provision (net of deferred tax provision). Management believes that utilization of Free Cash Flow is an important non-GAAP measure of the Company’s ability to convert operating results into cash.

Adjusted Net Income

Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on Proforma Shares Outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.

Proforma Shares Outstanding

For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares includes our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of common stock equivalents which consists of stock options, restrictive stock issuable to certain key employees, shares issued to former principal stockholders and shares issued in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger with MModal MQ Inc. (f/k/a MedQuist Inc.). The pro forma shares are calculated as if the shares that were issued to former principal stockholders and in our initial public offering, our private exchange offer, our public exchange offer and our short-form merger were issued and outstanding as of January 1, 2011.

Total Billed Equivalent Line Counts

Total billed equivalent line counts are defined as the number of lines and line equivalents billed for the period, as defined by a customer’s contract, and includes volume processed on the Company’s transcription platforms as well as technology volume (speech recognition).

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MODL Announces First Quarter Results

May 8, 2012

MModal Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

Unaudited

	Three Months Ended March 31,
	2012	2011
Net revenues	$117,400	$111,236
Cost of revenues	66,430	66,021

Gross Profit	50,970	45,215

Operating costs and expenses:
Selling, general and administrative	22,195	16,674
Research and development	2,944	2,702
Depreciation and amortization	12,389	8,418
Cost (benefit) of legal proceedings, settlements and accommodations	540	(7,513)
Acquisition and restructuring	11,086	6,878

Total operating costs and expenses	49,154	27,159

Operating income	1,816	18,056

Other income	1,864	943
Interest expense, net	(7,798)	(7,037)

(Loss) income before income taxes	(4,118)	11,962
Income tax (benefit) provision	(1,249)	1,144

Net (loss) income	(2,869)	10,818
Less: Net income attributable to noncontrolling interests	—	(1,506)

Net (loss) income attributable to MModal Inc.	$(2,869)	$9,312

Net (loss) income per common share
Basic	$(0.05)	$0.06

Diluted	$(0.05)	$0.05

Weighted average common shares outstanding:
Basic	54,988	40,933

Diluted	54,988	41,980

Calculation of net income available to common shareholders

	Three Months Ended March 31,
	2012	2011
Net (loss) income attributable to MModal Inc.	$(2,869)	$9,312
Less: amount attributable to principal shareholders	—	(7,025)

Net (loss) income available to common shareholders	$(2,869)	$2,287

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MODL Announces First Quarter Results

May 8, 2012

MModal Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

Unaudited

	March 31, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$37,323	$29,557
Accounts receivable, net of allowance of $1,608 and $1,493, respectively	78,566	74,413
Other current assets	33,752	35,611

Total Current Assets	149,641	139,581

Property and equipment, net	23,119	24,367
Goodwill	164,544	161,866
Other intangible assets, net	166,819	173,294
Deferred income taxes	22,416	20,585
Other assets	11,378	12,102

Total Assets	$537,917	$531,795

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of long-term debt	$28,005	$22,712
Accounts payable	13,262	11,808
Accrued expenses	32,967	39,728
Accrued compensation	16,420	10,225
Deferred acquisition payments	19,439	22,323
Deferred revenue	10,953	7,186

Total Current Liabilities	121,046	113,982
Long-term debt	269,545	273,822
Deferred acquisition payments, non-current	15,454	15,161
Other non-current liabilities	5,421	3,779

Total Liabilities	411,466	406,744

Stockholders’ Equity:

Preferred stock - $0.10 par value; authorized 25,000 shares; none issued or outstanding	—	—
Common stock - $0.10 par value; authorized 300,000 shares; 56,937 and 56,319 shares issued, respectively	5,686	5,632
Additional paid-in-capital	171,322	167,440
Accumulated deficit	(47,251)	(44,382)
Treasury stock, at cost (71 and - shares, respectively)	(741)	—
Accumulated other comprehensive loss	(2,565)	(3,639)

Total Stockholders’ Equity	126,451	125,051
Total Liabilities and Stockholders’ Equity	$537,917	$531,795

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MODL Announces First Quarter Results

May 8, 2012

MModal Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

Unaudited

	Three Month ended March 31,
	2012	2011
Operating activities:
Net (loss) income	$(2,869)	$10,818

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	12,389	8,418
Customer Accommodation Program reversal	—	(9,658)
Deferred income taxes	(45)	1,091
Share-based compensation	3,127	978
Provision for doubtful accounts	153	170
Non-cash interest expense	1,390	858
Other	(188)	(796)

Changes in operating assets and liabilities:
Accounts receivable	(4,306)	3,458
Other current assets	1,859	(414)
Other non-current assets	(79)	(135)
Accounts payable	1,454	(1,188)
Accrued expenses	(6,761)	7,821
Accrued compensation	6,195	3,136
Deferred revenue	3,767	(1,177)
Other non-current liabilities	1,642	59

Net cash provided by operating activities	17,728	23,439

Investing activities:
Purchase of property and equipment	(1,746)	(4,343)
Proceeds from the sale of property and equipment	79	—
Capitalized software	(2,540)	(2,345)
Payments for acquisitions and interests in affiliates, net of cash acquired	(1,908)	—

Net cash used in investing activities	(6,115)	(6,688)

Financing activities:
Proceeds from debt	26,391	—
Repayment of debt	(25,568)	(25,789)
Deferred acquisition payments	(3,800)	—
Net proceeds from issuance of common stock	—	22,320
Payments for offering costs	—	(4,504)
Cash paid for employee withholding taxes for share-based awards	(1,581)	—
Other	48	—

Net cash used by financing activities	(4,510)	(7,973)

Effect of exchange rate changes	663	78
Net increase in cash and cash equivalents	7,766	8,856
Cash and cash equivalents - beginning of period	29,557	66,779

Cash and cash equivalents - end of period	$37,323	$75,635

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MODL Announces First Quarter Results

May 8, 2012

MModal Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

Unaudited

	Three Months Ended March 31,
	2012	2011
Net (loss) income attributable to MModal Inc.	$(2,869)	$9,312
Net income attributable to noncontrolling interests	—	1,506
Income tax (benefit) provision	(1,249)	1,144
Interest expense, net	7,798	7,037
Depreciation and amortization	12,389	8,418
Cost (benefit) of legal proceedings, settlements and accommodations	540	(7,513)
Acquisition and restructuring	11,086	6,878
Other income	(1,864)	(943)
Realized (loss) gain on settlement of foreign currencies	(877)	157
Share-based compensation and other non-cash awards	1,596	710

Adjusted EBITDA	$26,550	$26,706

Adjusted EBITDA as a percentage of net revenues	22.6%	24.0%

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MODL Announces First Quarter Results

May 8, 2012

MModal Inc. and Subsidiaries

Free Cash Flow and Adjusted Net Income

(In thousands)

Unaudited

	Three Months Ended March 31,
	2012	2011
Free cash flow:
Adjusted EBITDA	$26,550	$26,706
Consolidated interest expense	(7,798)	(7,037)
Non-cash interest	1,390	858
Capital expenditures	(4,286)	(6,688)
Tax benefit (provision)	1,249	(1,144)
Deferred tax (provision) benefit	(45)	546

Free cash flow	$17,060	$13,241

Adjusted net income:
Adjusted EBITDA	$26,550	$26,706
Less: Depreciation and amortization (excluding acquired intangibles)	4,692	3,903
Cash interest (total expenses less non-cash)	6,408	6,179
Current tax (benefit) provision	(1,204)	598

Adjusted net income	$16,654	$16,026

Adjusted net income per share:
Basic	$0.30	$0.31
Diluted	0.30	0.30

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MODL Announces First Quarter Results

May 8, 2012

MModal Inc. and Subsidiaries

Share Calculation

(In thousands)

Unaudited

	Three Months Ended March 31,
	2012	2011
MModal Inc. shares
Basic outstanding	54,988	40,933
Effect of diluted shares	1,077	1,047

Diluted shares	56,065	41,980

Proforma impact of fully dilutive shares (1)
Basic	—	10,683
Diluted	—	10,913

Proforma Shares
Proforma basic	54,988	51,616
Proforma diluted	56,065	52,893

(1)	Fully dilutive shares includes common stock equivalents which consists of stock options, restricted stock issuable to certain key employees, shares issued to former principal stockholders, shares issued in our initial public offering, our private exchange offer and our public exchange offer and our short-form merger with MModal MQ Inc. (f/k/a MedQuist Inc.)

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MODL Announces First Quarter Results

May 8, 2012

MModal Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Net Income - Performance Goals for 2012

(In thousands)

Unaudited

	Twelve Months Ended December 31, 2012
	Low	High
Net income attributable to MModal Inc.	$15,400	$17,600
Income tax provision	6,000	5,000
Interest expense, net	29,000	28,500
Other income	(4,500)	(5,000)
Realized loss on settlement of foreign currencies	1,700	1,700
Depreciation and amortization	46,600	49,100
Acquisition and restructuring charges	23,000	27,000
Share-based compensation and other non-cash awards	5,800	6,100

Adjusted EBITDA	$123,000	$130,000

Adjusted net income:
Adjusted EBITDA	$123,000	$130,000
Less: Amortization (excluding acquired intangibles)	20,600	23,100
Cash interest (total expenses less non-cash)	25,600	25,100
Current tax provision	6,100	4,900

Adjusted net income	$70,700	$76,900

Adjusted net income per share
Basic	$1.28	$1.40
Diluted	$1.25	$1.36

MModal Inc. shares (1)
Basic outstanding	55,100	55,100
Effect of diluted options	1,400	1,400

Diluted shares	56,500	56,500

(1)	MModal Inc. weighted average shares outstanding

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